Pricing Supplement No. 1                      Filing under Rule 424(b)(3)
Dated     October  28,  2003                  Registration File No. 333-104560
Cusip  #  948  74R  CL8

                           WEINGARTEN REALTY INVESTORS
                           MEDIUM-TERM NOTES, SERIES A

Principal  amount:  $15,000,000               Floating  Rate  Notes:  N/A
Interest  Rate (if fixed rate): 4.48%         Interest rate basis:  N/A
Stated  Maturity:   10/31/10                           Paper  Rate
Specified  Currency:  U.S.  $                          Prime  Rate
Applicable  Exchange  Rate  (if  any):                 LIBOR
    U.S.  $1.00  =  N/A                                Treasury  Rate
Issue  price  (as  a  percentage  of                   CD  Rate
    principal  amount):   99.40%                       Federal  Funds  Rate
Selling Agent's commission  (%): .60%                  Other
Purchasing  Agent's  discount                 Index  Maturity:  N/A
    or  commission  (%):  N/A                 Spread  Multiplier:  N/A
Settlement  date  (original                   Maximum  Rate:  N/A
    issue  date):  10/31/03                   Minimum  Rate:  N/A
Redemption  Commencement                      Initial  Interest  Rate:  N/A
    Date  (if  any):  N/A                     Interest  Reset  Date(s):  N/A
Interest  Determination Date(s):  N/A         Optional Repayment Date: N/A
Calculation  Date(s):  N/A                    Cusip  #  948  74RCL8
Interest Payment Date (s): 3/15, 9/15
Regular Record Date(s): 3/1, 9/1

     Redemption prices (if any): The Redemption Price shall initially be N/A % of the principal amount of such Notes to be redeemed.

     If such Notes are denominated in other than U.S. dollars, the applicable Foreign Currency Supplement is attached hereto.

     Additional  terms:  N/A

     As of the date of this Pricing Supplement, the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $15,000,000.

     "N/A"  as  used  herein  means  "Not  Applicable."

                        COMMERZBANK CAPITAL MARKETS CORP.